EXHIBIT 10.25
FIRST AMENDMENT TO THE
MAGNOLIA OIL & GAS CORPORATION
LONG TERM INCENTIVE PLAN

Pursuant to the provisions of Section 10 thereof, the Magnolia Oil & Gas Corporation Long Term Incentive Plan (the “Plan”) is hereby amended as follows, effective as of February 18, 2021:

1.     Section 6(g) of the Plan is hereby deleted and replaced in its entirety with the following:
(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons, entitling any such Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Award of Options, SARs, Restricted Stock or a Stock Award). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at a later specified date and, if distributed at a later date, may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.
2.    Except as expressly amended herein, the Plan remains in full force and effect in accordance with its terms.
[Remainder of Page Intentionally Blank]